Exhibit 10.11

THIRD AMENDMENT TO TERM CREDIT AGREEMENT

THIS THIRD AMENDMENT TO TERM CREDIT AGREEMENT ("Third Amendment") is made and entered into as of January 29, 2005 by and among ENTRADA NETWORKS, INC., a Delaware corporation ("Borrower"), HONG KONG LEAGUE CENTRAL CREDIT UNION, in its capacity as a lender under the Credit Agreement (as hereinafter defined) ("Hong Kong League"), HIT CREDIT UNION, in its capacity as a lender under the Credit Agreement ("HIT"), BRIGHTLINE BRIDGE PARTNERS I, LLC, in its capacity as a lender under the Credit Agreement ("Brightline"), MATTHEW MCGOVERN ("McGovern"), in his capacity as a lender under the Credit Agreement, JON BUTTLES ("Buttles"), in his capacity as a lender under the Credit Agreement (Hong Kong League, HIT, Brightline, McGovern and Buttles shall herein be collectively referred to as the "Lenders" and, individually, as a "Lender") and SBI ADVISORS, LLC, a California limited liability company, in its capacity as agent for Lenders ("Agent"), and is made with reference to the following:

A.    Agent, Hong Kong League, HIT, Shelly Singhal ("Singhal"), and Borrower have entered into that certain Term Credit Agreement, dated as of January 30, 2004, as amended by the First Amendment to Term Credit Agreement, dated May 14, 2004, and as further amended by the Second Amendment to Term Credit Agreement, dated October 1, 2004 (as the same may hereafter be amended, modified, extended and/or restated from time to time, the "Credit Agreement"). Pursuant to the Credit Agreement, Hong Kong League, HIT, Brightline, Buttles, McGovern and Singhal have made certain Term Loans to Borrower, the repayment of which Term Loans is secured by certain assets of Borrower pledged to Agent for the ratable benefit of Lenders pursuant to the Security Agreement (as hereinafter defined).

B.    Borrower has requested that the Maturity Date (as defined in Section 2(b) of the Credit Agreement) be extended to March 31, 2005.

C.    Lenders have agreed to amend the Credit Agreement to extend the Maturity Date to March 31, 2005.

NOW, THEREFORE, in consideration of the premises and the agreements, conditions and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.    Terms Defined in Credit Agreement. All capitalized terms used in this Third Amendment and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

2.    For purposes hereof, "Third Effective Date" means the date on which each of the conditions set forth in Section 6 hereof is fully satisfied to the satisfaction of Agent in its sole and absolute discretion.

3.    Effective as of the Third Effective Date, the following terms are added to Section 1 of the Credit Agreement in their proper alphabetical sequence:

"Third Amendment" means that certain Third Amendment to Term Credit Agreement dated as of January 29, 2005, by and among the Borrower, the Lenders named therein, and the Agent.

"Third Effective Date" means the date on which each of the conditions set forth in Section 6 of the Third Amendment is fully satisfied to the satisfaction of Agent in its sole and absolute discretion.

4.    Effective as of the Third Effective Date, Section 2(b) of the Credit Agreement is hereby deleted in it entirety and the following is inserted in lieu thereof:

"Term. All unpaid principal and accrued but unpaid interest of the Term Loan shall, subject to subsection (c) below, be payable in full on March 31, 2005 (the "Maturity Date")."

5.    Effective as of the Third Effective Date, Section 4(e) of the Credit Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:

"Mandatory Prepayment. Notwithstanding any provision to the contrary contained herein, upon the issuance and sale of any equity securities by Borrower subsequent to the date hereof, Borrower shall first pay any accrued interest on the Term Loan, and then within five (5) Business Days of Borrower’s receipt of the proceeds thereof, prepay to Agent, for the ratable benefit of Lenders, the aggregate outstanding principal amount of the Term Loans in an amount equal to seventy percent (70%) of all remaining cash proceeds therefrom."

6.    Conditions Precedent. The satisfaction of the following shall be conditions precedent to the effectiveness of this Third Amendment:

6.1    Amendment. Agent shall have received this Third Amendment, duly executed by Borrower.

6.2    Representations and Warranties. Each representation and warranty made by Borrower in Section 3 of the Credit Agreement shall be true and correct on and as of the Third Effective Date as though made as of the Third Effective Date, except to the extent such representations and warranties relate solely to an earlier date.

7.    General Amendment. Effective as of the Third Effective Date, the Credit Agreement, the Security Agreement, and each document delivered to Lenders in connection therewith (collectively, the "Loan Documents") are hereby further amended and modified to the extent necessary to give effect to the terms and conditions of the amendments to the Credit Agreement effected by the Third Amendment.

8.    Full Force and Effect. Effective as of the Third Effective Date, each of the Loan Documents is hereby amended such that all references to the Credit Agreement contained in any such documents shall be deemed to be references to the Credit Agreement, as further amended by this Third Amendment. Except as amended hereby, the Credit Agreement and the other Loan Documents shall remain unaltered and in full force and effect.

9.    Counterparts. This Third Amendment may be executed in multiple counterparts, each of which shall constitute an original and all of which, taken together, shall constitute but one and the same instrument.

10.    Governing Law. This Third Amendment shall be governed by, and construed in accordance with, the laws of the State of California.

IN WITNESS WHEREOF, the parties hereto have executed this Third Amendment by their respective duly authorized officers as of the date first above written.

"BORROWER"

ENTRADA NETWORKS, INC., a Delaware corporation

By: /s/ Kanwar J. S. Chadha
Name:Kanwar J. S. Chadha, Ph.D.
Its:   President & CEO

"AGENT"

SBI ADVISORS, LLC, solely in its capacity as Agent hereunder

By: /s/ Shelly Singhal
Name:Shelly Singhal
Its: Manager

"HONG KONG LEAGUE"

HONG KONG LEAGUE CENTRAL CREDIT UNION

By: /s/ Shelly Singhal
Name: Shelly Singhal
Its: Advisor

"HIT"

HIT CREDIT UNION

By: /s/Shelly Singhal
Name: Shelly Singhal
Its: Advisor

"BRIGHTLINE"

BRIGHTLINE BRIDGE PARTNERS I, LLC

By: /s/ Jon Buttles
Name: Jon Buttles
Its: Manager

"MCGOVERN"

Signed: /s/ Mathew McGovern
MATTHEW MCGOVERN, in his individual capacity

"BUTTLES"
Signed: /s/ Jon Buttles
JON BUTTLES, in his individual capacity